                                                                    EXHIBIT 10.1

                                   DQE, INC.
                  1996 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS


Article I.     Purpose and Adoption of the Plan

     1.01 Purpose. The purpose of the DQE, Inc. 1996 Stock Plan for Non-Employee Directors is to provide a vehicle for the replacement of the Corporation's Outside Directors' Retirement Plan, to increase the ownership interest in the Corporation of Non-Employee Directors whose services are considered essential to the Corporation's continued progress, to align such interests with those of the shareholders of the Corporation and to provide a further incentive to serve as a Director of the Corporation.


Article II.    Definitions

     For purposes of this Plan, the capitalized terms set forth below shall have the following meanings:

     2.01      Board means the Board of Directors of the Corporation.

     2.02 Committee means the Compensation Committee of the Board or such other committee of the Board as the Board may designate.

     2.03 Corporation means DQE, Inc., a Pennsylvania corporation, and its successors and assigns.

     2.04 Date of Grant means the date as of which an award of shares of Stock are granted in accordance with Section 5.01.

     2.05      Director means a member of the Board.

     2.06 Disability means any physical or mental injury or disease of a permanent nature which renders a Participant incapable of meeting the requirements of service as a Director. The determination of whether a Participant is disabled shall be made by the Committee in its sole and absolute discretion.

     2.07      Effective Date means December 31, 1996.

     2.08 Existing Non-Employee Director means a Non-Employee Director who was a Director on the Effective Date.

     2.09 Fair Market Value means, so long as the Stock is listed on the New York Stock Exchange, the mean between the highest and lowest sales prices per share of the Stock as quoted in the NYSE-Composite Transactions listing in The Wall Street Journal (or such other reliable publication as the Board, in its discretion, may determine to rely upon) for the date as of which fair market value is to be determined. If there are no sales on such date, then fair market value shall be determined by taking a weighted average of the mean between the highest and lowest selling prices per share of the Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined on which there are sales. The average should be weighted inversely by the respective numbers of days between the selling dates and the date as of which fair market value is to be determined. If the Stock is not listed on the New York Stock Exchange on the date as of which fair market value is to be determined, the Board shall in good faith determine the fair market value of the Stock on such date. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

     2.10 Initial Service Date means the date on which a Participant is first elected or appointed a Non-Employee Director. The Initial Service Date may be prior to the Effective Date.

     2.11 New Non-Employee Director means a Non-Employee Director whose Initial Service Date occurs after the Effective Date.

     2.12 Non-Employee Director means a Director who is not an employee of the Corporation or any subsidiary thereof.

     2.13 Participant means any person eligible, pursuant to Section 3.02, to participate under the Plan.

     2.14 Plan means the DQE, Inc. 1996 Stock Plan for Non-Employee Directors, as the same may be amended from time to time.

     2.15 Restricted Stock means shares of Stock awarded to a Participant subject to the restrictions as described in Sections 5.02 and 5.03.

     2.16 Retirement means a Director's mandatory retirement pursuant to the then-existing retirement policy of the Board.

     2.17      Stock means the common stock, no par value, of the Corporation.

     2.18 Vested Stock means shares of Stock awarded to a Participant not subject to the restrictions described in Sections 5.02 and 5.03 (other than the restrictions imposed by law).


Article III.   Administration and Participation

     3.01 Administration. The Plan shall be administered by the Committee which shall have exclusive and final authority and discretion in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole and absolute authority and discretion to interpret the Plan, to establish and modify administrative rules for the

Plan, to impose such conditions and restrictions as it determines appropriate and to take such other actions and make such other determinations in connection with the Plan as it may deem necessary or advisable. Members of the Committee shall not be liable for actions taken by the Committee in good faith.

     3.02      Eligibility. All Non-Employee Directors shall participate in the
Plan.


Article IV.    Stock Issuable under the Plan

     4.01 Source of Shares. The Stock to be offered under the Plan shall be authorized and unissued Stock, subject to the applicable requirements of the New York Stock Exchange, or Stock which shall have been reacquired by the Corporation and held in its treasury.

     4.02 Shares Subject to Terminated Awards. Shares of Restricted Stock forfeited as provided in Section 5.03(b) may again be issued under the Plan.


Article V.     Stock Awards

     5.01      Stock Grants and Issuance of Shares.

               (a) Existing Non-Employee Directors. As of the Effective Date, each Existing Non-Employee Director shall receive, automatically and without further action by the Board or the Committee, a one-time award of cash, shares of Restricted Stock and shares of Vested Stock in the amounts reflected in Schedule A.

               (b) New Non-Employee Directors. Subject to Section 7.02, each New Non- Employee Director shall receive as of his or her Initial Service Date, automatically and without further action by the Board or the Committee, a one-time award of Restricted Stock in respect of 4,150 shares of Stock; provided, however, that a New Non-Employee Director shall receive a pro-rated award if his or her Initial Service Date occurs within ten (10) years of his or her anticipated Retirement date.

               (c) Issuance of Stock. As of the Date of Grant of Stock, the Corporation shall cause to be transferred on the books of the Corporation shares of Stock, registered on behalf of the Participant, evidencing such award, but subject to forfeiture retroactive to the Date of Grant if a Stock Plan Agreement delivered to the Participant by the Corporation with respect to the award is not duly executed by the Participant and timely returned to the Corporation. If stock certificates are issued with respect to an award of Stock, until the lapse of all restrictions applicable to an award of Restricted Stock, such stock certificates may be held in custody by the Corporation or its designee.

     5.02      Restrictions on Restricted Stock.

               (a) Shareholder Rights. The Participant shall be the outright owner of Vested Stock from and after the Date of Grant thereof, subject only to such restrictions as may be imposed by law and the execution of a Stock Plan Agreement as provided in Section 5.02(a).

Restricted Stock shall be subject to the additional restrictions and other provisions set forth in this Section 5.02 and Section 5.03 hereof. Beginning on the Date of Grant of the Restricted Stock, but subject to the execution of a Stock Plan Agreement as provided in Section 5.02(a), the Participant shall become a shareholder of the Corporation with respect to all Stock subject to the Plan and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such Stock and the right to receive dividends and other distributions paid with respect to such Stock; provided, however, that all dividends on Restricted Stock payable during the restriction period shall be subject to the provisions hereinafter set forth. As a condition of receiving an award under this Plan, each Non-Employee Director shall irrevocably and unconditionally assign to the Corporation any and all cash and non-cash dividends and other distributions paid with respect to the Restricted Stock during the restriction period; provided further, however, that any Stock distributed as a dividend or otherwise with respect to the Restricted Stock during the restriction period shall not be subject to such assignment, shall be subject to the same restrictions as the Restricted Stock and shall be held as prescribed in Section 5.02(a). Within thirty (30) days following the date of lapse of the restrictions (other than by reason of forfeiture) with respect to all or any portion of the Restricted Stock, the Corporation shall pay to the Participant in cash an amount equal to the value of all of the dividends which were payable with respect to such shares during the restriction period.

               (b) Restriction on Transferability. None of the Restricted Stock may be assigned, transferred (other than by will or the laws of descent and distribution), pledged, sold or otherwise disposed of prior to lapse of the restrictions applicable thereto.

               (c) Delivery of Stock Upon Lapse of Restrictions. As promptly as administratively feasible after the lapse of restrictions on Restricted Stock, the Corporation shall deliver to the Participant or, in case of the Participant's death, to the Participant's legal representatives, one or more stock certificates for the appropriate number of shares of Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

     5.03      Restriction Period, Vesting and Forfeiture of Restricted Stock.

               (a) Lapse of Restrictions (Vesting). The restrictions set forth in Section 5.02 shall apply for a period from the Date of Grant until (i) with respect to ten percent (10%) of the Restricted Stock, the first anniversary of the Participant's Initial Service Date, (ii) with respect to an additional ten percent (10%) of the Restricted Stock, for a cumulative total of twenty percent (20%) of the Restricted Stock, the second anniversary of the Participant's Initial Service Date, (iii) with respect to an additional ten percent (10%) of the Restricted Stock, for a cumulative total of thirty percent (30%) of the Restricted Stock, the third anniversary of the Participant's Initial Service Date, (iv) with respect to an additional ten percent (10%) of the Restricted Stock, for a cumulative total of forty percent (40%) of the Restricted Stock, the fourth anniversary of the Participant's Initial Service Date, (v) with respect to an additional ten percent (10%) of the Restricted Stock, for a cumulative total of fifty percent (50%) of the Restricted Stock, the fifth anniversary of the Participant's Initial Service Date, (vi) with respect to an additional ten percent (10%) of the Restricted Stock, for a cumulative total of sixty percent (60%) of the Restricted Stock, the sixth anniversary of the Participant's Initial Service Date, (vii) with respect to an additional ten percent (10%) of the Restricted Stock, for a cumulative total of seventy percent (70%) of the Restricted Stock, the seventh anniversary of the Participant's Initial Service Date, (viii) with respect to an additional ten percent (10%) of the

Restricted Stock, for a cumulative total of eighty percent (80%) of the Restricted Stock, the eighth anniversary of the Participant's Initial Service Date, (ix) with respect to an additional ten percent (10%) of the Restricted Stock, for a cumulative total of ninety percent (90%) of the Restricted Stock, the ninth anniversary of the Participant's Initial Service Date, and (x) with respect to the balance of the Restricted Stock, the tenth anniversary of the Participant's Initial Service Date. Notwithstanding the foregoing, the vesting schedule with respect to Existing Non-Employee Directors shall be adjusted appropriately to take account of the fact that a portion of their award consists of cash and Vested Stock. In applying the foregoing vesting schedule, any fractional share shall be rounded up to the next highest whole share. Existing Non-Employee Directors, but not New Non-Employee Directors, shall have the right to elect in writing upon the vesting of any Restricted Stock to surrender one-half (1/2) of such vested Restricted Stock and receive in lieu thereof a cash payment equal to the Fair Market Value of such surrendered shares determined as of the vesting date.

               (b) Forfeiture of Restricted Stock. Subject to the last two sentences of this Section 5.03(b), all Restricted Stock with respect to which the restriction period shall not have previously lapsed in accordance with
Section 5.03(a) shall be forfeited and returned to the Corporation, and all rights of the Participant with respect to such Restricted Stock shall cease and terminate in their entirety, if during the restriction period the service of the Participant as a Director terminates for any reason. Notwithstanding the foregoing, in the event of the cessation of a Participant's service as a Director by reason of death, Disability or Retirement, all restrictions imposed on Restricted Stock, other than those imposed by applicable law, shall immediately and fully lapse.


Article VI.    Amendment and Termination of the Plan

     6.01 Amendment. The Board shall have complete power and authority to amend the Plan at any time it deems necessary or appropriate. No termination or amendment of the Plan may, without the consent of the Participant to whom any award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such award.

     6.02 Termination. The Board shall have the right and the power to terminate the Plan at any time. No award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any award outstanding at the time of the termination of the Plan and shall continue in effect in accordance with its terms as if the Plan has not terminated.


Article VII.   Miscellaneous

     7.01 Limitations on Transfer. The rights and interest of a Participant under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution. During the lifetime of a Participant, only the Participant personally may exercise rights under the Plan.

     7.02 Adjustments to Reflect Capital Changes. The number of shares of Restricted Stock issuable to each New Non-Employee Director pursuant to Section 5.01(b) shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan. The Committee shall have the power and sole discretion to determine the nature and amount of the adjustment, if any, to be made pursuant to this Section 7.02.

     7.03 Notice. Every notice or other communication relating to this Plan shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, however, that unless and until some other address be so designated, all notices or communications by the Participant to the Corporation shall be mailed or delivered to the Corporation at its offices at 411 Seventh Avenue, Pittsburgh, Pennsylvania 15230 and all notices or communications by the Corporation to the Participant may be given to the Participant personally or may be mailed to him or her at the Participant's address as reflected in the records of the Corporation.

     7.04 Governing Law. The Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the Commonwealth of Pennsylvania other than the conflict of laws provisions of such laws, and shall be construed in accordance therewith.

     7.05 No Strict Construction. No rule of strict construction shall be implied against the Corporation, the Committee, or any other person in the interpretation of any of the terms of the Plan, any award granted under the Plan or any rule or procedure established by the Committee.

     7.06 Captions. The captions (i.e., all Section and subsection headings)used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

     7.07 Severability. Whenever possible, each provision in the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan shall remain in full force and effect.

     7.08 Legends. All certificates for Stock delivered under the Plan shall be subject to such transfer restrictions set forth in the Plan and such other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be endorsed on any such certificates making appropriate references to such restrictions.

                                  SCHEDULE A
                   Grants to Existing Non-Employee Directors


                                     Number of Shares of  Number of Shares
Name                Amount of Cash    Restricted Stock    of Vested Stock
----               ----------------  -------------------  ----------------

Daniel Berg             124,592                    0             4,154
Doreen E. Boyce         120,713                    0             4,024
Robert P. Bozzone        69,187                3,075             2,307
Sigo Falk               119,370                    0             3,979
William H. Knoell       125,644                    0             4,189
Robert Mehrabian         50,718                3,382             1,691
Thomas J. Murrin         47,790                3,186             1,593
Eric W. Springer        124,592                    0             4,154

ATTEST:                                 DQE, INC.



  /s/ Diane S. Eismont                  BY:   /s/ David D. Marshall
------------------------                   ------------------------
Secretary                               Title:  President and Chief
                                                 Executive Officer



Effective December 31, 1996